CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Max Weissengruber, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q of Freshwater Technologies, Inc. for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Freshwater Technologies, Inc.

Dated: August 13, 2010

/s/Max Weissengruber
Max Weissengruber
President, Chief Executive Officer and Director
(Principal Executive Officer)